Exhibit 99.1

FOR IMMEDIATE RELEASE

O2TODAY ANNOUNCES AGREEMENT TO DEVELOP ANTIMICROBIAL FACE MASKS WITH SINTX TECHNOLOGIES INC. TO HELP PREVENT SPREAD OF COVID-19 AND OTHER VIRAL DISEASES

SALT LAKE CITY, UT, August 4, 2020 (GLOBE NEWSWIRE) – O2TODAY (www.O2TODAY.com), an original equipment manufacturer (OEM) company who develops and commercializes face masks for medical and non-medical applications, today announced that it has entered into a joint development agreement with SINTX Technologies, Inc. (NASDAQ: SINT) (“SINTX”) (www.sintx.com). The goal of this agreement is to develop a safe and effective consumer facemask with broad-spectrum antibacterial and antiviral activity, based on incorporating SINTX’s unique silicon nitride powder into the mask filter and fabric. The successful development of such a product may help prevent the spread of respiratory diseases by catching and inactivating SARS-CoV-2 and other viruses and bacteria in the mask itself before they can enter into the human body.

O2TODAY and SINTX Technologies intend to capitalize on recent and promising data demonstrating the potential of SINTX’s silicon nitride powder to inactivate the SARS-CoV-2 virus that is responsible for the global COVID-19 pandemic. The study showing rapid inactivation of SARS-CoV-2 by SINTX’s silicon nitride is the latest in a series of scientific papers showing similar activity of silicon nitride against a variety of bacteria and viral strains. O2TODAY and SINTX plan to jointly fund collaborative research and product development activities in Salt Lake City, Utah, with the input of external laboratories as well. Upon the joint development of an antimicrobial mask, the companies will enter a commercialization agreement under which O2TODAY will be the exclusive global distributor for face masks & replacement filters containing SINTX’s silicon nitride.

“We were attracted to the scientific evidence that SINTX has produced, attesting to the antimicrobial properties of silicon nitride, the underlying mechanisms of antimicrobial action, and the known safety of SINTX’s silicon nitride as an FDA-cleared spinal implant,” said Bruce Lorange, CEO of O2TODAY. “The antibacterial attributes of silicon nitride have been reproduced by investigations done independently of SINTX, and that adds to the credibility of SINTX’s findings. Our initial focus will create products for the general public, with specific medical products following soon after.”

“With the outbreak of COVID-19, cloth masks and other face coverings have been widely adopted in response to a lack of supply of face masks with filters and certifications attesting to their effectiveness against viruses,” said Lorange. “By increasing the manufacture of surgical and respirator style masks with premium US-sourced advanced ceramic materials, we aim to make effective masks more readily available within the US to help reduce the spread of virus transmission, and other airborne threats. The collaboration with SINTX is intended to develop and bring to market a much-needed product in the fight against COVID-19.”

Since 2015, O2TODAY has been an innovator in the design, manufacturing, and marketing of protective face wear that reduces exposure to airborne threats, from respiratory droplets and pathogens to air pollution. The company’s products are distributed through airport and travel retailers, direct-to-consumer, and enterprise, and medical channels. The outbreak of COVID-19 has boosted the market demand for respiratory and surgical masks with overall shipments estimated to reach over 10 billion units by 2025 (*Source: Arizton Industry Report: Face Mask Market – Global Outlook and Forecast 2020-2025). To control the supply chain from raw material to finished goods, and to meet the demand for facemasks driven by COVID-19, O2TODAY has established a new production facility in Salt Lake City, close to SINTX’s manufacturing plant, to produce a range of products including surgical and N95 health care respirator masks as well as replacement filters for its line of reusable face masks. With current equipment and machinery, O2TODAY anticipates being able to produce up to 100,000 single-use masks or filters daily beginning September 1, 2020, with the ability to rapidly scale to meet growing demand.

“We are pleased to enter this joint development agreement with O2TODAY, toward developing a differentiated mask technology,” said Dr. Sonny Bal, CEO, and President of SINTX Technologies. “The collaboration with O2TODAY is intended to directly apply our material science expertise toward new product development, and revenues - a very significant and exciting move for SINTX. We look forward to sharing more information on the testing, productization, and distribution of facemasks incorporating SINTX’s silicon nitride in the coming months.”

About O2Today

O2TODAY (www.O2TODAY.com) is a privately-held company with its headquarters located in Salt Lake City, Utah. Even before the COVID-19 pandemic, O2TODAY designed and manufactured its proprietary face mask technology that helps reduce exposure to health threats resulting from respiratory droplets, pathogens, allergens, dust, wildfire haze, and other forms of PM 2.5 particulate pollution. As a member of 1% For The Planet, O2TODAY supports organizations driving initiatives to combat air pollution, the leading environmental health threat on the planet, and promoting public health through education of the medical risks resulting from harmful air quality.

For more information on O2TODAY or its products, please visit www.O2TODAY.com

About SINTX Technologies, Inc.

SINTX Technologies is an OEM ceramics company that develops and commercializes silicon nitride for medical and non-medical applications. The core strength of SINTX Technologies is the manufacturing, research, and development of silicon nitride ceramics for external partners. The Company presently manufactures silicon nitride powders and components in its FDA registered and ISO 13485:2016 certified manufacturing facility.

For more information on SINTX Technologies or its silicon nitride material platform, please visit www.sintx.com.

Forward-Looking Statements

SINTX Technologies: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) that are subject to a number of risks and uncertainties. Risks and uncertainties that may cause such differences include, among other things, SINTX’s ability to complete its obligations under the agreement; the collaboration with O2TODAY may not result in the development of any products; that SINTX has not as yet developed any products with antiviral properties which incorporate the use of silicon nitride; products developed under the joint development agreement may not be effective against the SARS-CoV-2 virus; incorporation of silicon nitride into personal protective equipment may not be safe or effective; volatility in the price of SINTX’s common stock; the uncertainties inherent in new product development, including the cost and time required to commercialize such product(s); market acceptance of our products once commercialized; SINTX’s ability to raise additional funding and other competitive developments. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in SINTX’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 26, 2020, and in SINTX’s other filings with the SEC. SINTX disclaims any obligation to update any forward-looking statements. SINTX undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report.

Business Inquiries for SINTX:

SINTX Technologies

801.839.3502

IR@sintx.com

Media Inquiries for SINTX:

Amanda Barry

Associate Director, Content and PR

The Summit Group

+1 509.554.8409

abarry@summitslc.com